Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

Teleflex 401(k) Savings Plan
Wayne, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-127103, 333-101005, 33-53385) of Teleflex Incorporated of our report dated June 27, 2025, relating to the financial statements and supplemental schedule of Teleflex 401(k) Savings Plan which appear in this Form 11-K for the year ended December 31, 2024.

/s/ BDO USA, P.C.

Philadelphia, Pennsylvania
June 27, 2025